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                                                                   EXHIBIT 99.1


      PROXY FOR 2000 SPECIAL MEETING OF STOCKHOLDERS OF CORIXA CORPORATION


        THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 21, 2000. The undersigned stockholder of Corixa Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and joint proxy statement/prospectus, each dated November 17, 2000, and hereby appoints Steven Gillis and Michelle Burris, or each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on December 21, 2000, at 1:00 p.m., local time, in the Cedar Room at the Company's headquarters located at 1124 Columbia Street, Seattle, Washington 98104, and at any postponement or adjournment thereof, and to vote all the stock of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth in the Notice of Special Meeting of Stockholders and joint proxy statement/prospectus.

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF CORIXA COMMON STOCK IN CONNECTION WITH THE MERGER AS SET FORTH IN THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND JOINT PROXY STATEMENT/PROSPECTUS, AND, IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT OF THE SPECIAL MEETING.

        PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.


                  (Continued and to be signed on reverse side.)




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        PLEASE MARK VOTE USING DARK INK ONLY.

        1. Proposal to approve the issuance of shares of the Company's common stock in connection with the merger of Clearwater Acquisitions Corporation, a Delaware corporation and wholly owned subsidiary of the Company, with and into Coulter Pharmaceutical, Inc., a Delaware corporation ("Coulter"), whereby, among other things, each outstanding share of Coulter common stock will be converted into 1.0003 shares of the Company's common stock.

        [ ]  FOR                  [ ]  AGAINST             [ ]  ABSTAIN

        NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned in the enclosed envelope. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.



Name of Stockholder:
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Signature of Stockholder:
                         -------------------------------
Title:
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Dated:                           , 2000
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